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                                                                   Exhibit 10.43

                         SECOND MODIFICATION AGREEMENT

     THIS SECOND MODIFICATION AGREEMENT, dated as of October 6, 2000, by and among STAR SCIENTIFIC, INC., a Delaware corporation (the "Company"), JONNIE R. WILLIAMS ("Mr. Williams"), and PAUL L. PERITO, ESQUIRE ("Executive").

                                   Recitals
                                   --------

     A. The Company, Mr. Williams and Executive are parties to that certain Star Scientific, Inc. Executive Employment Agreement, dated as of April 27, 1999, as amended and modified by that certain Modification Agreement, dated as of December 1, 1999 (collectively, the "Employment Agreement"), pursuant to which Executive was employed by the Company initially as General Counsel, Executive Vice President and Secretary, and subsequently as President and Chief Operating Officer of the Company. Certain of the Company's obligations to Executive are secured by the terms of that certain Pledge Agreement, dated as of April 27, 1999 (the "Pledge Agreement"), from Mr. Williams in favor of Executive.

     B. The Company desires to modify certain provisions of the Employment Agreement relating to the compensation payable to Executive and Executive is agreeable to such modifications, subject to and in accordance with the terms set forth in this Second Modification Agreement.

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements of the parties hereunder and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Employment Agreement. The Employment Agreement is modified and amended
         --------------------
as follows:

         a. Section 2.a. is modified by replacing the phrase "One Million Two Hundred Thousand Dollars ($1,200,000)" with "One Million Dollars ($1,000,000)."

         b. Section 2.c. is modified by replacing such subsection with the following:

         c.  Quarterly, Annual and Special Annual Bonuses.
             --------------------------------------------

                  i.  Quarterly Bonus. If the Company's cigarette sales during
                      ---------------
             any fiscal quarter (beginning in the second fiscal quarter of 2000) increase by ten percent (10%) or more over cigarette sales for the same fiscal quarter for the

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             previous year, the Company shall, in addition to Base Salary and any annual bonuses, pay to Executive, on or before the last day of the month immediately following the end of such fiscal quarter, quarterly bonuses in the amount of $175,000 for each such quarter; provided, however, that the aggregate amount of all quarterly and annual bonuses payable under this Section 2.c.i. or under Section
                                               -------------------------------
             2.c.ii. for any fiscal year shall not exceed $750,000.
             ------

                  ii.   Annual Bonus. For any of the annual targets listed in
                        ------------
             Exhibit A satisfied during any fiscal year, the Company shall, in
             ---------
             addition to Base Salary and any quarterly and special annual bonuses, pay to Executive, on or before March 31 of the next fiscal year, an annual bonus in the amount of $200,000; provided, however, that the aggregate amount of all annual and quarterly bonuses payable under this Section 2.c.ii. or under Section 2.c.i. for any
                                ---------------------------------------
             fiscal year shall not exceed $750,000.

                  iii.  Special Annual Bonus. If any one of the annual targets
                        --------------------
             listed in Exhibit B is satisfied during fiscal year, the Company
                       ---------
             shall, in addition to Base Salary and any quarterly and other annual bonuses, pay to Executive, on or before March 31 of the next fiscal year, an annual bonus in the amount of $150,000, payable by the Company in the form of a $150,000 reduction in the amount of principal and/or interest due to the Company from Executive under that certain promissory note dated April 27, 1999, in the original principal amount of 2,000,000 made by Executive and payable to the order of the Company. Executive shall not be entitled to more than one $150,000 special annual bonus per fiscal year, notwithstanding the fact that more than one of the annual targets listed in Exhibit B may be met during such fiscal year.

                  iv.   Establishment of Annual Targets for Years After Fiscal
                        ------------------------------------------------------
             Year 2000. For each fiscal year after fiscal year 2000, the
             ---------
             Company shall

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               propose new annual targets for purposes of determining subsequent annual and special annual bonuses payable to Executive under Sections 2.c.ii. and 2.c.iii above, with such annual targets to
               ----------------------------
               be subject to Executive's agreement. Upon Executive's agreement with the proposed new annual targets, such annual targets shall be set forth in new Exhibits A & B and the parties hereto shall execute and deliver an amendment to this Agreement substituting such new Exhibits A and B in lieu of the original Exhibits A and B attached hereto.

          c. The Company and Executive will use their reasonable efforts to try to reach agreement as to new annual targets by March 15 of each year. In the event that the Company and Executive cannot reach agreement as to new annual targets as provided for in Section 2.c.iv. (as set forth in this Second Modification) for years subsequent to fiscal year 2000, then the terms of
Section 2 and 3 set forth in this Second Modification shall no longer apply but shall be replaced by Sections 2 and 3 as in effect immediately prior to this Second Modification.

          d. Except as expressly modified above in Sections 1.a.-c. above, all of the terms of the Employment Agreement are hereby ratified and confirmed and remain in full force and effect.

     2.  Pledge Agreement.  Mr. Williams hereby ratifies and confirms the terms
         ----------------
of the Pledge Agreement which is hereby ratified and confirmed and remains in full force and effect.

     3.  Governing Law.  This agreement shall in all respects be construed
         -------------
according to the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

     4.  Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and al of which together shall constitute one instrument.

     5.  Signatures.  The parties shall be entitled to rely upon and enforce a
         ----------
facsimile of any authorized signatures as if it were the original.

                      [Signatures on the following page.]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   COMPANY:
                                   STAR SCIENTIFIC, INC.

                                   By: /s/ Jonnie R. Williams
                                       ----------------------
                                       Jonnie R. Williams
                                       Chief Executive Officer


                                   Mr. Williams:

                                   /s/ Jonnie R. Williams
                                   ----------------------
                                   Jonnie R. Williams


                                   EXECUTIVE:

                                   /s/ Paul L. Perito
                                   ------------------
                                   Paul L. Perito

                                      -4-
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                                   Exhibit A
                                   ---------
                         Second Modification Agreement
                         -----------------------------

Annual Targets--Section 3,ii.
- ----------------------------

  . Increase in the Company's EBITDA for current fiscal year by more than twenty percent (20%) over the previous fiscal year

  . Increase in the Company's gross revenues for current fiscal year by more than fifty percent (50%) over the previous fiscal year

  . If the price of the Company's common stock, determined based on the average daily closing bid price on the NASDAQ for the Company's stock during either
     (1) the thirty (30) day period ending on December 31, 2000, and/or (2) any ninety (90) day period during the period January 2, 2000, through December 30, 2000, increases by fifty percent (50%) or more over such price for the thirty (30) day period ending on December 31, 1999

  .  Issuance of Notice of Allowance relating to any pending patent applications

  . Initiation by the Company or by a third party in response to the Company's request or encouragement of an oral health safety and/or hard tobacco study relating to smokeless tobacco

  . Execution of a written agreement for a joint venture and/or strategic alliance with a third party with respect to a smokeless tobacco product

  . Initiation of sales or other commercialization of a first Star brand cigarette containing very low TSNA tobacco

  .  Erection of fifty (50) or more burley tobacco curing barns

  . Completion of a clinical pharmacokinetic study on a lozenge (cessation) product or hard tobacco

  . Execution of a written agreement with a pharmaceutical company for a joint venture and/or participatory development (cost sharing) of a lozenge (cessation) product

                                      -i-
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  .  Agreement by Brown & Williamson Tobacco Corporation to purchase at least
     5,000,000 pounds of tobacco in excess of its present obligation to purchase 5,000,000 pounds of tobacco in 2000

                                     -ii-
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                                   Exhibit A
                                   ---------
                         Second Modification Agreement
                         -----------------------------

Special Annual Targets--Section 3,iii.
- -------------------------------------

  . Increase in the Company's gross revenues for current fiscal year by more than one hundred percent (100%) over the previous fiscal year

  . Initiation of sales or other commercialization of a smokeless tobacco product by the Company or by another party under authority granted by the Company

  . Initiation of sales or other commercialization of a smoking cessation product by the Company or by another party under authority granted by the Company

  .  Erection of one hundred (100) or more burley tobacco curing barns

                                      -i-